SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HAMPTON ROADS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-2053718
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

999 Waterside Drive 2nd Floor Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.625 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-134880 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, of shares of the common stock, par value $0.625 per share (the “Common Stock”), of Hampton Roads Bankshares, Inc., a Virginia corporation (the “Registrant”). The description of the Common Stock to be registered hereunder is set forth under the caption “Description of Capital Stock” in the Prospectus filed by the Registrant with the Commission on July 31, 2006 pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended, and is hereby incorporated by reference. The Prospectus was filed in connection with the Registrant’s Registration Statement on Form S-1, as amended, Registration No. 333-134880 (the “Registration Statement”), which was declared effective by the Commission on July 27, 2006.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HAMPTON ROADS BANKSHARES, INC.

Dated: August 2, 2006	By:	/s/ Donald W. Fulton, Jr.
Donald W. Fulton, Jr. Senior Vice President and Chief Financial Officer